Exhibit 16.1

December 30, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Sonterra Resources, Inc.
Commission File No. 000-29463

We have read the statements that we understand Sonterra Resources, Inc. will include under Item 4.01 in its Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in the same section.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
By:	Thomas A. Akin, Engagement Partner